UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2009 (May 5, 2009)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

985-892-5521
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At the Annual Meeting of Shareholders of Pool Corporation held on May 5, 2009, the shareholders approved an amendment to the Company’s 2007 Long-Term Incentive Plan to increase: (1) the maximum total number of shares of the Company’s Common Stock authorized for issuance from 1,515,000 to 5,415,000 shares; (2) within that total maximum, the maximum number of shares that may be issued as restricted stock from 100,000 to 1,300,000; and (3) the maximum number of shares of Common Stock that may be granted to one individual during a calendar year from 200,000 to 400,000 shares.  The principal features of the 2007 Long-Term Incentive Plan are summarized under proposal two of the Company’s definitive Proxy Statement for the 2009 Annual Meeting, filed with the Securities and Exchange Commission on March 27, 2009.  Such summary is qualified in its entirety by reference to the Amended and Restated 2007 Long-Term Incentive Plan, a copy of which is filed herewith as Exhibit 10.1.

Following the Annual Meeting of Shareholders, the Compensation Committee of the Board of Directors approved the following: (1) a form of Stock Option Agreement; (2) a form of Restricted Stock Agreement; (3) a form of Director Stock Option Agreement; and (4) a form of Director Restricted Stock Agreement.  Copies of the forms of agreements are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5 respectively and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 6, 2009, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pool Corporation on May 6, 2009, announcing the voting results of its annual meeting and the declaration of its regular quarterly cash dividend.

10.1	Amended and Restated 2007 Long-Term Incentive Plan

10.2	Form of Stock Option Agreement

10.3	Form of Restricted Stock Agreement

10.4	Form of Director Stock Option Agreement

10.5	Form of Director Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POOL CORPORATION

                         By:           /s/ Mark W. Joslin
                          Mark W. Joslin
                          Vice President and Chief Financial Officer

Dated: May 6, 2009